UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		April 6, 2017

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)
817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On April 12, 2017, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter and fiscal year ended February 25, 2017. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report pursuant to this “Item 2.02 Results of Operations and Financial Condition” is being furnished. The information in this Item of Form 8-K and on Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On December 13, 2016, the Company’s Board of Directors appointed Terry E. London, Chairman of the Board of Directors, to the position of Interim President and Chief Executive Officer, effective January 1, 2017. Compensatory arrangements for Mr. London are described in the Company’s Form 8-K filed on January 30, 2017. On April 3, 2017, the Company announced the appointment of Alasdair James as the Company’s President and Chief Executive Officer effective May 1, 2017. The Company’s Board of Directors has appointed Mr. London as Executive Chairman upon Mr. James assuming his role as President and Chief Executive Officer on May 1, 2017. Mr. London will serve in the role of Executive Chairman through July 31, 2017, at which time he will reassume the role of Non-executive Chairman of the Board. Mr. London’s compensatory arrangements during his role as Executive Chairman will remain the same as his compensation for service as Interim President and Chief Executive Officer.

(d)
On April 6, 2017, the Company’s Board of Directors increased the number of directors comprising the board from eight to nine, and the board elected Alasdair James as a director effective May 1, 2017.  Mr. James was elected to the Board of Directors pursuant to the terms of his employment as the Company’s President and Chief Executive Officer, which terms are described in the Company’s Form 8-K filed on April 3, 2017.  Mr. James, as an employee director, is not expected to serve on any committees of the Board of Directors, nor receive any compensation for such service.

(e)
On April 6, 2017, the Compensation Committee and the Board of Directors of the Company approved the Company’s short- and long-term incentives for executive officers for fiscal year 2018. Jeffrey N. Boyer, Executive Vice President and Chief Financial Officer; Michael R. Benkel, Executive Vice President, Global Supply Chain; Laura A. Coffey, Executive Vice President, Planning and Allocations; Catherine David, Executive Vice President, Merchandising; and Eric W. Hunter, Executive Vice President, Marketing, will each be eligible to receive short- and long-term incentives for fiscal year 2018.

The short-term incentive provides for the executive’s receipt of a performance-based cash award pursuant to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan, which allows for cash performance awards in addition to stock-based awards.

Eighty percent of the incentive is based on the Company’s achievement of targeted adjusted consolidated operating cash earnings before interest, taxes, depreciation and amortization from all domestic and international operations, but not including discontinued operations, unusual or non-recurring charges nor recurring non-cash items. This performance measure is referred to as the "Profit Goal".

Twenty percent of the incentive is based on a performance measure of the Company’s targeted merchandise margin dollars. This performance measure is referred to as the “Merchandise Margin Dollars Goal”.

The short-term cash incentive for each of the executive officers identified above is expressed as a percentage of the executive's fiscal year 2018 annual base salary. Each executive's annual incentive potential is 75% of her or his annual base salary if the targeted Profit Goal and Merchandise Margin Dollars Goal are achieved.

Eighty percent of the short-term cash incentive is designed to provide a cash payment on the following basis:

•	30% of the executive officer's annual incentive potential if the Company satisfies the threshold annual Profit Goal, increasing to

•	100% of the executive officer's annual incentive potential if the Company satisfies the target annual Profit Goal, increasing to

•	200% of the executive officer's annual incentive potential if the Company satisfies the maximum annual Profit Goal.

Twenty percent of the short-term cash incentive is designed to provide a cash payment on the following basis:

•	30% of the executive officer's annual incentive potential if the Company satisfies the threshold annual Merchandise Margin Dollars Goal, increasing to

•	100% of the executive officer's annual incentive potential if the Company satisfies the target annual Merchandise Margin Dollars Goal, increasing to

•	200% of the executive officer's annual incentive potential if the Company satisfies the maximum annual Merchandise Margin Dollars Goal.

Short-term cash incentives are payable with respect to fiscal year 2018 based upon the achievement of the performance measures for fiscal year 2018 within the above ranges.  The executive officer must be employed by Pier 1 Imports on the last day of the performance period to receive an award.

The long-term incentive provides the opportunity to receive restricted stock awards pursuant to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan. Each of the Company’s executive officers identified above will be granted a fiscal year 2018 long-term equity incentive award of restricted stock as follows:

•	Approximately 40% of the shares will vest one-third per year on the anniversary date of the grant;

•
Approximately 30% of the shares will cliff vest within a range of 50% - 200% of a targeted number of shares after the Company’s fiscal year 2020 based upon the Company’s achievement of a cumulative Profit Goal for fiscal years 2018, 2019 and 2020 exceeding a threshold level, capped at a maximum performance level (“Profit Goal Shares”); and

•
Approximately 30% of the shares will cliff vest within a range of 50% - 200% of a targeted number of shares at the end of the Company’s fiscal year 2020 based on the Company’s average return on invested capital for fiscal years 2018, 2019 and 2020 exceeding a threshold level, capped at a maximum performance level (“ROIC Shares”).

Both the Profit Goal Shares and the ROIC Shares earned at the end of fiscal 2020 are subject to an increase or decrease of 10% based on the Company’s total shareholder return relative to its peer group companies using the average closing stock price of the Company and the peer group companies during the twenty trading days at the beginning of fiscal year 2018 and the average closing stock price during the twenty trading days at the end of fiscal year 2020.  The peer group is comprised of the companies in the Russell 1000 Specialty Retail Index, with the addition of any other specialty retailers included in the Company’s peer group for executive compensation purposes.  No upward modification will be made if the Company’s absolute TSR for the performance period is negative.

Each executive officer must be employed by Pier 1 Imports on the grant date and each vesting date to receive the award; however, the awards will include “double-trigger” provisions that will cause their vesting following a change in control of the Company if the awards are not assumed or equitably converted by the successor company, or if assumed or equitably converted and the executive’s employment is terminated without “cause” or they resign for “good reason,” as defined, within one year of the change in control.

Item 7.01    Regulation FD Disclosure.

On April 6, 2017, the Company issued a press release announcing that April 27, 2017, is the record date for its Annual Meeting of Shareholders to be held June 22, 2017.  A copy of this press release is attached hereto as Exhibit 99.2.

On April 12, 2017, the Company issued a press release announcing the Company’s declaration of a quarterly cash dividend.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1
Press release dated April 12, 2017, announcing the Company’s financial results for the fourth quarter and fiscal year ended February 25, 2017, and the Company’s declaration of a quarterly cash dividend.

99.2	Press release dated April 6, 2017, announcing the Company’s Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: April 12, 2017	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President
Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press release dated April 12, 2017, announcing the Company’s financial results for the fourth quarter and fiscal year ended February 25, 2017, and the Company’s declaration of a quarterly cash dividend.

99.2	Press release dated April 6, 2017, announcing the Company’s Annual Meeting of Shareholders.